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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Storage Computer Corporation (the "Company") on Form S-8 of our report dated February 25, 1998 on the consolidated financial statements of the Company as at December 31, 1997 and for the year then ended appearing in this annual report on Form 10-K of the Company.






Richard A. Eisner & Company, LLP
New York, New York
April 12, 1999




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